UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




   Date of report (Date of earliest event reported):  December 20, 2002




                             EC PARTNERS, L.P.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




     Delaware                 0-19245                     58-1809884
-----------------       ------------------------      --------------------
(State or other         (Commission File Number)      (IRS Employer
jurisdiction of                                       Identification No.)
incorporation
or organization)




900 N. Michigan Avenue., Chicago, IL                    60611
----------------------------------------              ---------
(Address of Principal Executive Offices)              (Zip Code)




Registrant's telephone number, including area code:  312/440-4800




                      Arvida/JMB Partners, L.P. - II
      --------------------------------------------------------------
      (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS

Arvida/JMB Partners, L.P.-II changed its name to EC Partners, L.P. ("the Partnership").

The Partnership filed a proof of claim in a bankruptcy proceeding entitled In re: Landmark Land Co. of Florida, Inc., Civil Action No. 2:91-5291-1, Bankruptcy No. 91-05816 against the debtor, Landmark Land Co. of Florida, Inc. ("Landmark") in the United States District Court for the District of South Carolina, Charleston Division. The Partnership's claim was for breach of a joint venture agreement and breach of contract, among other things, relating to the Palm Beach Polo property. The proof of claim sought damages, as well as pre and post-judgment interest, attorneys' fees and costs. By order filed on June 30, 1999, the Court disallowed the Partnership's claim in bankruptcy, except for the amount of $19,732 spent by the Partnership to landscape the berm at the property plus interest as
provided by law.   The  Partnership filed an appeal from the Court's order
and judgment to the United States Court of Appeals for the Fourth Circuit. On January 10, 2001, the Appellate Court affirmed the lower Court's ruling in all aspects, and the Partnership decided not to seek further review of this ruling.

Landmark filed with the Court a petition seeking payment by the Partnership of Landmark's attorneys' fees and expenses in the litigation in the amount of approximately $3.5 million. By order dated and entered on December 20, 2002, the Court denied the petition for attorneys' fees and expenses filed by Landmark on the basis that Landmark had failed to plead its demand for attorneys' fees in accordance with Florida law and that Landmark had failed to meet its burden in showing that the fees requested were necessary and reasonable. Landmark may file a motion for reconsideration of the order (such a motion would be due January 7, 2003), and, absent a motion for reconsideration, has until January 20, 2003, in which to file an appeal.
In either such event, the Partnership intends to contest any attempt to overturn the order.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Business Acquired

            Not applicable


      (b)   Pro Forma Financial Information

            Not applicable


      (c)   Exhibits

            Not applicable

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              EC PARTNERS, L.P.

                              BY:   EC Managers, Inc.
                                    (The General Partner)




                                    By:   GAILEN J. HULL
                                          Gailen J. Hull, Vice President








Date: January 9, 2003